Exhibit 21.1
ALTA MESA HOLDINGS, LP
Subsidiaries

Subsidiary	Jurisdiction of Formation

1. Alta Mesa Acquisition Sub, LLC	Texas
2. Alta Mesa Drilling, LLC	Texas
3. Alta Mesa Eagle, LLC	Texas
4. Alta Mesa Energy LLC	Texas
5. Alta Mesa Finance Services Corp.	Delaware
6. Alta Mesa GP, LLC	Texas
7. Alta Mesa Services, LP	Texas
8. Aransas Resources, L.P.	Texas
9. ARI Development, LLC	Delaware
10. Brayton Management GP II, LLC	Texas
11. Brayton Management GP, LLC	Texas
12. Brayton Resources II, L.P.	Texas
13. Brayton Resources, L.P.	Texas
14. Buckeye Production Company, LP	Texas
15. Cairn Energy USA, LLC	Delaware
16. FBB Anadarko, LLC	Delaware
17. Galveston Bay Resources, LP	Texas
18. LEADS Resources, L.L.C.	Texas
19. Louisiana Exploration & Acquisition Partnership, LLC	Delaware
20. Louisiana Exploration & Acquisitions, LP	Texas
21. Louisiana Onshore Properties LLC	Delaware
22. Navasota Resources, Ltd., LLP	Texas
23. New Exploration Technologies Company, L.L.C.	Texas
24. Nueces Resources, LP	Texas
25. Oklahoma Energy Acquisitions, LP	Texas
26. Orion Operating Company, LP	Texas
27. Petro Acquisitions, LP	Texas
28. Petro Operating Company, LP	Texas
29. Sundance Acquisition, LLC	Texas
30. TE TMR, LLC	Texas
31. Texas Energy Acquisitions, LP	Texas
32. The Meridian Production, LLC	Texas
33. The Meridian Resource & Exploration LLC	Delaware
34. The Meridian Resource, LLC	Delaware
35. TMR Drilling, LLC	Texas
36. TMR Equipment, LLC	Texas
37. Virginia Oil and Gas, LLC	Delaware